Exhibit 99.1

Manitex International, Inc. Reports Third Quarter 2020 Results

Bridgeview, IL, November 5, 2020 — Manitex International, Inc. (Nasdaq: MNTX), a leading international provider of cranes and specialized industrial equipment, today announced third quarter 2020 results. Net revenues from continuing operations for the third quarter were $36.5 million, compared to $50.6 million in the prior year’s period, and net loss from continuing operations was $(1.4) million, or $(0.07) per share, compared to net loss of $4.5 million or $(0.23) per share, in the third quarter of 2019. Adjusted net loss* from continuing operations in the third quarter of 2020 was $(1.0) million, or $(0.05) per share, compared to adjusted net income of $0.8 million, or $0.04 per share, for the third quarter of 2019.

Financial Highlights:

•	Net revenues were $36.5 million, a decline of 1.7% compared to the prior quarter of 2020

•	Gross margin improved 340 Basis Points to 18.3%, compared to the prior quarter of 2020

•	SG&A declined $0.3 million compared to Q2 and $1.3 million compared to third quarter 2019

•	Net Loss was $1.4 million, or $(0.07) per share or $1.0 million, or $(0.05) as adjusted* compared to a loss of $2.4 million, or $(0.12) or $(0.08) as adjusted in the prior quarter of 2020

•	Adjusted EBITDA* had a positive swing of $1.3 million to $0.9 million for the quarter, as compared to Q2 of this year

•	Realized quarterly cost savings of $1.1 million due to restructuring and other cost savings measures implemented in 2020

•	Reduced net debt by $6.5 million from year end to $34.7 million as of September 30, 2020 through the payoff of PM term and unsecured debt

•	Available liquidity through cash and credit lines of approximately $41 million as of September 30, 2020

Note: Results presented above are from Continuing Operations

*	Adjusted Numbers are discussed in greater detail and reconciled under “Non-GAAP Financial Measures and Other Items” at the end of this release.

Operating Highlights:

•	Backlog was $56.6 million as of October 31, 2020, an improvement of 28% since June 30, 2020

•	PM backlog at $29.1 million, as of October 31, 2020, represents over 50% of total backlog

•	The Company secured a purchase order from an international military entity for approximately $2.5 million with an optional $2.3 million in additional deliveries

•	The Company was awarded a contract by Collè Rental & Sales, of Sittard, Netherlands, for Valla electric cranes, valued at approximately $2.5 million

•	Completed the sale of Manitex-Sabre for cash proceeds of $1.6 million

•	Subsequent to the quarter-end, announced the appointment of Joe Doolan, CFO

Steve Filipov, CEO of Manitex International commented,” Our third quarter results were in line with our expectations, with a significant improvement in profitability from the second quarter of 2020. We reported a $1.3 million improvement in adjusted EBITDA of $900,000, or 2.6% of sales versus a loss of approximately $300,000 in the second quarter. The COVID-19 pandemic continues to create uncertainty in our markets, but we continue do the utmost to protect the safety and health of our teams and their families by strengthening our safety protocols to adapt to this changing environment.”

“While we were impacted by the seasonal 2-week summer shut down in our European operations and sporadic furloughs at our Georgetown facility, we continued to take steps to protect our employees, shareholders, and adapt to a challenging environment. Our backlog has started to grow again and is up nearly 30% since the end of June, the strategic initiatives we have implemented at the PM Group both on the revenue side are driving improved performance for in both our knuckle boom products and our truck-mounted aerials year-over-year.”

“We have also seen a positive trend in demand for our zero-emission Valla crane products and signed a significant order with a rental customer in Europe. We are continuing to invest in new products and technologies in this business as we see the demand coming from our customers to move to more environmentally friendly products.”

“We executed a restructuring plan at our Georgetown and Winona facilities in July, and while the market for boom trucks in trending down approximately 25%, we were able to secure an extended military order for knuckle booms, and we have seen some promising order pick up in the past few weeks on boom trucks. We also launched a new 65-ton boom truck with the longest boom in its category, as well as a new 45-ton boom truck for specialty utility markets in the US. We anticipate initial orders for these cranes from our distributors for 2021 deliveries.”

“Finally, we continue to focus on improving our balance sheet and have generated $3 million of cash since the beginning of 2020, to ensure we have the liquidity to weather the current economic environment. With our $41M in liquidity, we are confident we have the ability to pay down our upcoming debt requirements, with opportunity to deliver more cash as we close out 2020 and continue to focus on reducing our finished goods inventory.”

Outlook:

“The reality of COVID-19 and other macro economic uncertainties, makes it difficult to give more substantial guidance, but we remain optimistic about fourth quarter performance. Given the uptick in orders and backlog, we expect our revenues to trend higher to a range of $40 million - $43 million, with the bottom line improving from our continued focus on margin recovery,” concluded Mr. Filipov.

Conference Call:

Management will host a conference call at 8:30 AM Eastern Time today to discuss the results with the investment community. Anyone interested in participating in the call should dial 800-952-1438 if calling within the United States or 312-429-0433 if calling internationally. A replay will be available until November 12, 2020, which can be accessed by dialing 844-512-2921 if calling within the United States, or 412-317-6671 if calling internationally. Please use passcode 21971355 to access the replay. The call will additionally be broadcast live and archived for 90 days over the internet with accompanying slides, accessible at the investor relations portion of the Company’s corporate website, www.manitexinternational.com/eventspresentations.aspx.

Non-GAAP Financial Measures and Other Items

Results of operations reflect continuing operations. All per share amounts are on a fully diluted basis. In this press release, Manitex refers to various non-GAAP (U.S. generally accepted accounting principles) financial measures which management uses to evaluate operating performance, to establish internal budgets and targets, and to compare the Company’s financial performance against such budgets and targets. These non-GAAP measures, as defined by the Company, may not be comparable to similarly titled measures being disclosed by other companies. While adjusted financial measures are not intended to replace any presentation included in our consolidated financial statements under generally accepted accounting principles (GAAP) and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, we believe these measures are useful to investors in assessing our operating results, capital expenditure and working capital requirements and the ongoing performance of its underlying businesses. The amounts described below are unaudited, are reported in thousands of U.S. dollars, and are as of, or for the three and nine month periods ended September 30, 2020 and 2019, unless otherwise indicated. A reconciliation of Adjusted GAAP financial measures for the three and nine month periods ended September 30, 2020 and 2019 is included with this press release below and with the Company’s related Form 8-K.

About Manitex International, Inc.

Manitex International, Inc. is a leading worldwide provider of highly engineered mobile cranes (truck mounted straight-mast and knuckle boom cranes, industrial cranes, rough terrain cranes and railroad cranes), truck mounted aerial work platforms and specialized industrial equipment. Our products, which are manufactured in facilities located in the USA and Europe, are targeted to selected niche markets where their unique designs and engineering excellence fill the needs of our customers and provide a competitive advantage. We have consistently added to our portfolio of branded products and equipment both through internal development and focused acquisitions to diversify and expand our sales and profit base while remaining committed to our niche market strategy. Our brands include Manitex, PM, MAC, PM-Tadano, Oil & Steel, Badger, and Valla.

Forward-Looking Statements

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Company Contact
Manitex International, Inc.	Darrow Associates Inc.
Steve Filipov	Peter Seltzberg, Managing Director
Chief Executive Officer	Investor Relations
(708) 237-2054	(516) 419-9915
sfilipov@manitex.com	pseltzberg@darrowir.com

MANITEX INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	September 30,	December 31,
	2020	2019
ASSETS
Current assets
Cash	$23,331	$23,327
Cash - restricted	231	217
Trade receivables (net)	29,916	34,725
Other receivables	997	1,033
Inventory (net)	58,641	57,818
Prepaid expense and other current assets	4,392	4,706
Current assets of discontinued operations	180	1,591

Total current assets	117,688	123,417

Total fixed assets, net of accumulated depreciation of $18,551 and $16,818 at September 30, 2020 and December 31, 2019, respectively	18,531	19,035
Operating lease assets	2,160	2,174
Intangible assets (net)	15,752	17,032
Goodwill	26,699	32,635
Other long-term assets	168	281
Deferred tax asset	415	441
Long-term assets of discontinued operations	—	413

Total assets	$181,413	$195,428

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$17,832	$18,212
Convertible note-related party (net)	7,455	7,323
Convertible note (net)	7,976	—
Current portion of finance lease obligations	352	476
Current portion of operating lease liabilities	761	813
Accounts payable	29,337	29,593
Accounts payable related parties	33	228
Accrued expenses	9,265	9,138
Customer deposits	1,669	1,493
Deferred income liability	3,747	—
Current liabilities of discontinued operations	215	800

Total current liabilities	78,642	68,076

Long-term liabilities
Revolving term credit facilities	5,000	—
Notes payable (net)	15,368	19,446
Finance lease obligations (net of current portion)	4,311	4,584
Non-current operating lease liabilities	1,398	1,361
Convertible note (net)	—	14,760
Deferred gain on sale of property	607	667
Deferred tax liability	959	721
Other long-term liabilities	5,795	5,913
Long-term liabilities of discontinued operations	—	350

Total long-term liabilities	33,438	47,802

Total liabilities	112,080	115,878

Commitments and contingencies
Equity
Preferred Stock—Authorized 150,000 shares, no shares issued or outstanding at September 30, 2020 and December 31, 2019	—	—
Common Stock—no par value 25,000,000 shares authorized, 19,794,316 and 19,713,185 shares issued and outstanding at September 30, 2020, and December 31, 2019, respectively	131,276	130,710
Paid in capital	2,870	2,793
Retained deficit	(61,977)	(50,253)
Accumulated other comprehensive loss	(2,836)	(3,700)

Total equity	69,333	79,550

Total liabilities and equity	$181,413	$195,428

MANITEX INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net revenues	$36,466	$50,599	$122,314	$162,403
Cost of sales	29,807	42,164	99,877	131,478

Gross profit	6,659	8,435	22,437	30,925
Operating expenses
Research and development costs	788	497	2,246	1,890
Selling, general and administrative expenses	6,462	7,808	21,226	26,485
Impairment of intangibles	—	1,539	6,722	1,539

Total operating expenses	7,250	9,844	30,194	29,914

Operating (loss) income	(591)	(1,409)	(7,757)	1,011
Other (expense) income
Interest expense	(825)	(1,121)	(2,833)	(3,298)
Interest income	6	41	80	161
Gain on extinguishment of debt	595	—	595	—
Change in fair value of securities held	—	216	—	5,454
Foreign currency transaction loss	(229)	(307)	(671)	(718)
Other expense	(341)	(11)	(497)	(22)

Total other (expense) income	(794)	(1,182)	(3,326)	1,577

(Loss) income before income taxes from continuing operations	(1,385)	(2,591)	(11,083)	2,588
Income tax expense (benefit) from continuing operations	62	1,874	(191)	2,449

Net (loss) income from continuing operations	(1,447)	(4,465)	(10,892)	139

Discontinued operations
Loss from operations of discontinued operations	(120)	(7,302)	(831)	(7,805)
Income tax expense	4	84	1	39

Loss from discontinued operations	(124)	(7,386)	(832)	(7,844)

Net loss	(1,571)	(11,851)	(11,724)	(7,705)

(Loss) earnings Per Share
Basic
(Loss) earnings from continuing operations	$(0.07)	$(0.23)	$(0.55)	$0.01
Loss from discontinued operations	$(0.01)	$(0.38)	$(0.04)	$(0.40)
Net loss	$(0.08)	$(0.60)	$(0.59)	$(0.39)
Diluted
(Loss) earnings from continuing operations	$(0.07)	$(0.23)	$(0.55)	$0.01
Loss from discontinued operations	$(0.01)	$(0.38)	$(0.04)	$(0.40)
Net loss	$(0.08)	(0.60)	$(0.59)	$(0.39)
Weighted average common shares outstanding
Basic	19,778,225	19,690,233	19,758,241	19,684,521
Diluted	19,778,225	19,690,233	19,758,241	19,715,072

Note: Results shown are from Continuing Operations

Net Sales and Gross Margin % (in thousands)

	Three Months Ended
	September 30, 2020		June 30, 2020		September 30, 2019
	As Reported	As Adjusted	As Reported	As Adjusted	As Reported	As Adjusted
Net sales	$36,466	$36,466	$37,115	$37,115	$50,599	$50,599
% change Vs Q2 2020	-1.7%	-1.7%
% change Vs Q3 2019	-27.9%	-27.9%
% change Vs Q3 2019 without FX impact		-29.9%
Gross margin % of net sales	18.3%	18.4%	14.9%	15.6%	16.7%	18.3%
Gross margin % of net sales (value-add)		19.8%		16.3%		20.1%

	Nine Months Ended
	September 30, 2020		September 30, 2019
	As Reported	As Adjusted	As Reported	As Adjusted
Net sales	$122,314	$122,314	$162,403	$162,403
% change Vs prior year	-24.7%	-24.7%
% change Vs prior year without FX impact		-24.7%
Gross margin % of net sales	18.3%	18.6%	19.0%	20.2%
Gross margin % of net sales (value-add)		19.8%		21.7%

Reconciliation of GAAP Operating Income (Loss) to Adjusted EBITDA (in thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Operating (loss) income	($591)	($1,965)	($1,409)	($7,757)	$1,011
Adjustments related to trade show, customer declared bankruptcy, discontinued model, goodwill and intangible asset impairment, plant closing, restatement, restricted stock, restructuring and other expenses	483	574	2,839	8,725	6,014
Adjusted operating (loss) income	(108)	(1,391)	1,430	968	7,025
Depreciation and amortization	1,052	1,055	1,073	3,145	3,237
Adjusted EBITDA	944	($336)	$2,503	$4,113	$10,262
Adjusted EBITDA % to sales	2.6%	-0.9%	4.9%	3.4%	6.3%

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss) (in thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net (loss) income	($1,447)	($2,401)	($4,465)	($10,892)	$139
Adjustments related to change in fair value of securities, trade show, discontinued model, customer declared bankruptcy, foreign exchange, goodwill and intangible asset impairment, plant closing, restatement, restricted stock, restructuring, and other expenses (including net tax impact)	437	736	5,248	9,820	3,378
Adjusted net (loss) income	($1,010)	($1,665)	$783	($1,072)	$3,517
Weighted diluted shares outstanding	19,778,225	19,762,726	19,690,233	19,758,241	19,715,072
Diluted (loss) earnings per shares as reported	($0.07)	($0.12)	($0.23)	$(0.55)	$0.01
Total EPS effect	$0.02	$0.04	$0.27	$0.50	$0.17
Adjusted diluted (loss) earnings per share	($0.05)	($0.08)	$0.04	($0.05)	$0.18

Change in Fair Market Value of Securities, Discontinued Model, Foreign Exchange, Goodwill and Intangible Asset Impairment, Restatement, Restricted Stock, Restructuring, Plant Closing, Trade Show and other Expenses

	Three Months Ended			Nine Months Ended
Adjustments	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Restricted stock	$233	$203	$148	$658	448
Other expenses	95	43	366	246	1,008
Legal settlement	85	—	—	85	67
Restructuring	42	35	99	78	1,204
Covid-19 related expense	28	111	—	139	$0
Customer declared bankruptcy - bad debt	—	—	140	—	424
Discontinued model	—	124	446	193	751
Goodwill and intangible asset impairment	—	—	1,539	6,722	1,539
Plant closing	—	—	—	—	44
Restatement expenses	—	—	22	—	169
Trade show	—	58	79	604	360
Total adjustments to operating income (loss)	$483	$574	$2,839	$8,725	$6,014
Change in fair market value of securities	—	—	(216)	—	(5,454)
Foreign exchange	229	24	307	671	718
Other (income) expenses	(245)	162	—	(83)	—
Total pre-tax adjustments	$467	$760	$2,930	$9,313	$1,278
Net tax impact (including discrete items)	(30)	(24)	2,318	507	2,100
Total adjustments	$437	$736	$5,248	$9,820	3,378

Backlog

Backlog is defined as purchase orders that have been received by the Company. The disclosure of backlog aids in the analysis the Company’s customers’ demand for product, as well as the ability of the Company to meet that demand. Backlog is not necessarily indicative of sales to be recognized in a specified future period.

	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Backlog from continuing operations	$50,541	$44,272	$57,045	$65,263	$56,207
Change Versus Current Period		14.2%	-11.4%	-22.6%	-10.1%

Note: Backlog was $56,644 as of October 31, 2020

Net Debt

Net debt is calculated using the Condensed Consolidated Balance Sheet amounts for current and long term portion of long term debt, capital lease obligations, notes payable, convertible notes and revolving credit facilities minus cash.

	September 30, 2020	December 31, 2019
Total cash & cash equivalents	$23,562	$23,544
Notes payable - short term	$17,832	$18,212
Current portion of finance leases	352	476
Convertible notes	15,431	22,083
Notes payable - long term	15,368	19,446
Finance lease obligations	4,311	4,584
Revolver	5,000	—
Total debt	$58,294	$64,801
Net debt	$34,732	$41,257